Form N-SAR
Item 770

Name of Registrant:		VALIC Company I

Name of Portfolio:		VALIC Company I Small Cap Special Value Fund

Issuer:						Venoco	, Inc.

Years of Operation:				3+

Underwriting Type:				Firm

Offering Type:	                               US Registered (US Registered,
m					       Muni, Eligible Foreign,144A)

Underwriter from whom Purchased:		Credit Suisse

Underwriting Syndicate Members:		        JP Morgan
						Lehman Brothers
						A.G. Edwards
						BMO Capital Markets

Date Offering Commenced:			11/16/06

Date of Purchase:				11/16/06

Principal Amount of Offering:			$212,500,000

Offering price:					$17.00

Purchase price:					$17.00

Commission, spread or profit:			$ 1.105

Principal amount of purchases by all investment
Companies advised by the investment sub-adviser:   $7,361,000